Exhibit 10.34

SEVERANCE AGREEMENT

This Severance Agreement (this “Agreement”) is effective [INSERT DATE], (the “Effective Date”), by and between Devon Energy Corporation (the “Company”) and _________ (the “Employee”).

WHEREAS, the parties desire to enter into this Agreement relating to the Company’s employment of the Employee;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES HEREINAFTER SET FORTH AND INTENDING TO BE LEGALLY BOUND HEREBY, THE COMPANY AND EMPLOYEE DO HEREBY AGREE AS FOLLOWS:

1.
Term of Agreement. This Agreement shall not have any specific duration and shall continue in full force and effect unless and until (a) the Employee’s employment is terminated by either party in accordance with Section 3, and (b) all obligations and liabilities of the parties arising in connection with such termination or otherwise accruing under this Agreement have been fully satisfied. Notwithstanding any contrary provision in this Agreement, nothing in this Agreement constitutes a guarantee of continued employment but instead provides for certain rights and benefits during the Employee’s employment with the Company and if such employment terminates.
2.
Rights and Benefits. Beginning on a Change in Control and continuing at all times thereafter, the Company shall not modify the requirements for eligibility for coverage or the benefits under the Retiree Medical Benefit Plan to adversely affect the Employee’s right to coverage or benefits for the Employee and the Employee’s dependents, if applicable.
3.
Termination of Employment; Suspensions; Change in Control.
(a)
Termination Upon Death. The Employee’s employment with the Company shall terminate immediately upon the Employee’s death.
(b)
Reassignment of Duties and Termination Due to the Employee Becoming Disabled.
(i)
Reassignment. Whether or not the Employee is Disabled, the Company may reassign his or her duties during any time he or she has become physically or mentally incapable of performing his or her essential job functions with or without reasonable accommodation or job protection as required by law and no such reassignment shall be deemed Good Reason for the Employee to terminate his or her employment under Section 3(d).
(ii)
Termination. If the Employee becomes Disabled, then the Company may give the Employee written notice of its intent to terminate his or her employment, in which case such employment shall terminate effective on the thirtieth (30th) day after receipt of such notice as long as the Employee has not been medically released and returned to full-time duty before such thirtieth (30th) day.
(c)
Termination by the Company; Cause. The Company may terminate the Employee’s employment with the Company at any time, with or without Cause.
(d)
Termination by the Employee; Good Reason. The Employee may terminate his or her employment with the Company at any time whether with or without Good Reason. If the Employee believes Good Reason exists for terminating his or her employment, then he or she shall give the Company written notice of the acts, or omissions constituting Good Reason within thirty (30) days after learning of such acts or omissions constituting Good Reason (the “Good Reason Notice”). No termination of employment for Good Reason shall be effective unless (i) within thirty (30) days after receiving the Good Reason Notice, the Company fails to either cure such acts or omissions or notify the Employee of the intended method of cure, and (ii) the Employee delivers a Notice of Termination to the Company and subsequently resigns within thirty (30) days after the Company’s deadline in Section 3(d)(i) expires. Notwithstanding the previous sentence and at the Company’s request, the Employee may agree to provide services consistent with his or her then-current authority, duties, and responsibilities for up to ninety (90) days after having provided the Good Reason Notice to the Company.
(e)
Paid Suspensions. Notwithstanding any contrary provision in this Agreement, the Company may suspend the Employee with pay for up to thirty (30) days pending an investigation authorized by the Company or the Board, or pursued by, or at the request of, a governmental authority to determine whether the Employee has engaged in acts or omissions constituting Cause. Any such paid suspension shall not constitute Good Reason for the Employee to terminate his or her employment under Section 3(d). The Employee shall cooperate with the Company in connection with any such investigation. If the Employee’s employment is subsequently terminated for Cause in connection with such investigation, then the Employee shall repay any amounts paid by the Company to the Employee during such paid suspension.
(f)
Effect of a Change in Control on Timing of Termination Date. If the Company terminates the Employee’s employment other than for Cause or the Employee becomes Disabled and a Change in Control occurs following the Termination Date, then such Change in Control shall be deemed to have occurred immediately prior to the Termination Date if either (i) the Termination Date occurs following the execution of an agreement that provides for a transaction or transactions that, if consummated, constitutes such Change in Control, or (ii) the Employee reasonably demonstrates that such termination was either (A) requested by a third party who had indicated an intention or taken steps reasonably calculated to effect the Change in Control or who effectuates such Change in Control, or (B) was otherwise in connection with, or in anticipation of, such Change in Control.
(g)
Notice of Termination. Any termination of the Employee’s employment by the Company or by the Employee shall be effective only when communicated by a Notice of Termination given to the other party in accordance with Section 15(d). In the event of a termination by the Employee for Good Reason, a Notice of Termination shall be effective only if given within the time limit established by Section 3(d).
(h)
Effect of Termination and Duties Upon Termination. If, on the Termination Date, the Employee is a member of the board of directors (or any similar governing body) or an officer of the Company or any Affiliate, or holds any other position with the Company or an Affiliate, then the Employee shall resign and be deemed to have resigned from all such positions as of the Termination Date. Between the date a Notice of Termination is delivered and the Termination Date, the Employee shall continue to perform his or her regular job duties and such services for the Company as are necessary and appropriate for a smooth transition to the Employee’s replacement, if any. Notwithstanding the foregoing sentence, the Company may relieve the Employee from further duties after receiving a Notice of Termination; provided, however, that prior to the Termination Date, the Employee shall continue to be treated as a Company employee for other purposes and the Employee’s rights to compensation or benefits shall not be reduced by reason of the relief. Upon the Termination Date, the Employee shall return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and all writings, files, records, correspondence, notebooks, notes, and other documents and things (including any copies thereof) containing any Confidential Information.
4.
Obligations of the Company Upon Termination.
(a)
Accrued Obligations. Upon any termination of the Employee’s employment for any reason, the Company shall pay the Employee (i) his or her accrued Annual Base Salary and accrued, unused vacation through the Termination Date in a lump sum in cash within thirty (30) days after the Termination Date, and (ii) if the Employee is actively employed during the entire year upon which such Annual Bonus is based before the Termination Date, the Annual Bonus at the same time as such bonuses are paid to similarly situated employees of the Company but in no event later than two and one-half (2 1/2) months after the end of the taxable year in which any substantial risk of forfeiture with respect to such bonus lapses (the payments in (i) and (ii) shall be referred to as the “Accrued Obligations”).
(b)
Good Reason; Other Than for Cause, Death, or Becoming Disabled. If (x) the Company terminates the Employee’s employment other than for Cause, the Employee’s death, or the Employee becoming Disabled, or (y) the Employee terminates his or her employment for Good Reason, then the Company shall, in addition to the payment of the Accrued Obligations, have the following obligations to the Employee:
(i)
the Company shall pay the Employee within thirty (30) days after the Termination Date
(A)
a lump sum in cash equal to two (2) times the sum of:
(1)
the greater of (x) the Employee’s then-current Annual Base Salary, or (y) the Employee’s Annual Base Salary at any time during the two (2) years before the Termination Date; and
(2)
the highest Annual Bonus received by the Employee within three (3) years before the Termination Date (or, if termination occurs during the CIC Period, the greater of (x) the highest Annual Bonus received by the Employee within three (3) years before the Termination Date, and (y) the highest Annual Bonus received by the Employee within three (3) years before the Change in Control); provided, however, if the Employee’s employment began in the same calendar year as the termination of such employment, then the Annual Bonus amount used for calculating the lump sum payment due shall be determined by the Compensation Committee in its discretion; and
(B)
any applicable Prorated Annual Bonus; and
(ii)
the Company shall pay, or reimburse the Employee, for a reasonable amount of outplacement services from a mutually agreeable service provider for twelve (12) months following the Termination Date. The amount of such outplacement services shall be commensurate with the Employee’s title and position with the Company and other employees similarly situated in other companies within the Company’s peer industry group. Any reimbursement of such expenses shall be made by December 31 of the Employee’s taxable year following the year the expenses were incurred; and

(c)
Death or Disabled. If the Employee’s employment terminates due to death or because he or she is Disabled, then this Agreement shall terminate without further obligations to the Employee or his or her legal representatives, as applicable, under this Agreement, other than the obligation to pay, within thirty (30) days after the Termination Date, (i) the Accrued Obligations, and (ii) any applicable Prorated Annual Bonus.
(d)
Cause; Other than for Good Reason. If the Employee’s employment is terminated for Cause or the Employee terminates his or her employment without Good Reason, then this Agreement shall terminate without further obligations to the Employee under this Agreement other than for payment of the Accrued Obligations.
(e)
Application of Section 409A of the Code. Notwithstanding the above paragraphs of this Section 4, if the Company determines that (i) the Employee is a “specified employee” within the meaning of Section 409A of the Code (“Section 409A”) as of the date of his or her “separation from service” as defined by Section 409A (“Separation from Service”), and (ii) any amount of any payment to be made under this Section 4 is subject to Section 409A, then such amount shall not be paid to the Employee until six (6) months after the date of his or her Separation from Service (or, if earlier, the date of his or her death). In such case, the portion of the payment so delayed shall be paid in a single lump sum in cash on the first (1st) day of the seventh (7th) month following the Employee’s Separation from Service (or, if earlier, upon his or her death).
(f)
General Release. The Company’s obligation to make the payments described under Section 4(b) shall be conditioned on the Employee signing and not revoking the general form of release attached as Exhibit “B” or such other form acceptable to the Company within the time periods provided in such release. The Company shall not be required to make any payment under Section 4(b) until the period for the Employee to revoke the release has expired.
5.
Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee’s right to participate in any plan, program, policy, or practice provided by the Company or any Affiliate and for which the Employee may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Employee may have under any other contract or agreement with the Company or any Affiliate. Amounts that are vested benefits or that the Employee is otherwise entitled to receive under any plan, policy, practice, or program of, or any contract or agreement with, the Company or any Affiliate at or after the Termination Date shall be payable in accordance with such plan, policy, practice, program, contract, or agreement, except as explicitly modified by this Agreement; provided, however, that the Employee shall not be eligible for severance benefits under any other severance program, policy, practice, or plan of the Company or any Affiliate providing benefits upon involuntary termination of employment.
6.
Full Settlement. The Company’s payment and other obligations under this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action against the Employee or others. The Employee shall have no obligation to seek employment or otherwise mitigate his or her damages under this Agreement and amounts payable to the Employee under this Agreement shall not be reduced whether or not the Employee obtains other employment.
7.
Section 4999 of the Code Excise Tax; Cap on Payments

(a) Cap on Payments. If any payment, benefit, or distribution by the Company, any Affiliate, or a trust established by the Company or any Affiliate to or for the benefit of the Employee (whether pursuant to this Agreement or otherwise) (each, a "Payment" or, collectively, the "Payments") is subject to an excise tax imposed by the Code, including pursuant to Section 4999 of the Code, or the Employee incurs any interest or penalties with respect to such an excise tax (such excise tax and any such interest and penalties shall be referred to as the "Excise Tax"), the Payments under Section 4 of this Agreement (the "Agreement Payments") shall be reduced (but not below zero) to an amount that maximizes the aggregate present value (determined in accordance with Section 280G(d)(4) of the Code) of the Payments without causing any Payment to be subject to the limitation of deduction under Section 280G of the Code or the imposition of any Excise Tax, with such reduction being made (i) on a nondiscretionary basis so as to minimize the reduction in the economic value to the Employee, (ii) in a manner consistent with the requirements of Section 409A, and (iii) on a pro-rata basis where more than one Agreement Payment has the same present value for this purpose and they are payable at different times; provided, however, if the net amount retained by the Employee from all the Payments after the reductions described above in this Section 7(a) would be less than the net amount retained by the Employee from all the Payments after the Employee’s payment of any Excise Tax, the Agreement Payments shall not be reduced as set forth in this Section 7(a).

(b) Determinations. All determinations to be made under this Section 7 shall be made by a nationally recognized certified public accounting firm designated by the Company immediately prior to the Change in Control (the "Accounting Firm"). The Accounting Firm shall provide its determinations and any supporting calculations to the Company and the Employee within ten (10) days of the termination date or Change in Control, as applicable. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. All of the fees and expenses of the Accounting Firm in performing the determinations referred to in this Section 7 shall be borne solely by the Company.

8.
Confidential Information and Non-Solicitation.
(a)
Confidential Information. Given his or her position and employment with the Company, the Employee acknowledges that he or she will be using, acquiring, and adding to Confidential Information of a special and unique nature and value to the Company and its strategic plan and financial operations. The Employee further acknowledges that all Confidential Information belongs exclusively to the Company, is material and proprietary, and is critical to the Company’s success. Accordingly, the Employee shall use Confidential Information only to the Company’s benefit and, except as permitted by Section 8(b), shall not at any time during or after his or her employment with the Company directly or indirectly disclose any Confidential Information to any person or use any Confidential Information for the Employee’s own benefit, for the benefit of others, or to the Company’s detriment.

The Employee also shall not disclose or cause to be disclosed the terms of this Agreement to any person (other than the Employee’s spouse or domestic/civil union partner, attorney and tax advisor), except pursuant to a lawful subpoena, as set forth in the Reports to Government Entities clause below or as otherwise permitted by law. This provision is not intended to restrict the Employee’s legal right to discuss the terms and conditions of his or her employment.

(b)
Legally Required Disclosures. Nothing in this Agreement, including the other subsections of Section 8, Section 11, or the attached General Release, restricts or prohibits the Employee from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. The Employee does not need the prior authorization of the Company to engage in conduct protected by this subsection, and the Employee does not need to notify the Company that the Employee has engaged in such conduct.

This Agreement provides notice to the Employee that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

(c)
Exceptions. Confidential Information shall not include knowledge that was acquired during the course of the Employee’s employment under this Agreement that is generally known to persons of the Employee’s experience in other companies in the same industry.
(d)
Legal Proceedings. This Section 8 shall not unreasonably restrict the Employee’s ability to disclose Confidential Information in any legal proceeding involving any claim for breach or enforcement of this Agreement. If the parties dispute whether information may be disclosed in accordance with this Section 8(d), then the matter shall be considered an Employment Matter and decided in accordance with Section 10.
(e)
Other Obligations. This Agreement supplements, rather than supplants, the Employee’s obligations under any Company policy relating to confidential information and any agreement of the Employee relating to confidentiality, inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with business relationships, competition, and other similar matters that protect the business and operations of the Company or its Affiliates.
(f)
Non-Solicitation. During his employment with the Company and for thirty-six (36) months following the date such employment terminates, regardless of the reason for such termination, to the maximum extent permissible under applicable law the Employee shall not directly or indirectly hire, employ, solicit for employment, attempt to solicit for employment, or communicate with about changing employment (the “Prohibited Actions”), (i) any person who is an employee of the Company or its Affiliate or (ii) any person who was an employee of the Company or its Affiliate unless such person ceased such employment more than six (6) months prior to such Prohibited Actions (the “Non-Solicitation Obligation”); provided, however, that the Non-Solicitation Obligation shall be modified as follows:
(i)
if the Termination Date occurs during the CIC Period, then the Non-Solicitation Obligation shall expire on the Termination Date; and
(ii)
if the Employee terminates his or her employment with the Company without Good Reason, then the Non-Solicitation Obligation shall expire twelve (12) months following the Termination Date.
(g)
Remedies. The Employee acknowledges and agrees that the Company will have no adequate remedy at law and could be irreparably harmed if the Employee breaches or threatens to breach his or her obligations under this Section 8. The Company shall be entitled to equitable and/or injunctive relief to prevent any such breach or threatened breach and to specific performance in addition to any other available legal or equitable remedies. The Employee shall not, in any equity proceeding relating to the enforcement of this Section 8, raise the defense that the Company has an adequate remedy at law.

(h)
Survival. The Employee’s rights and obligations under this Section 8 shall survive any termination of the Employee’s employment or of this Agreement.
9.
Assignment; Successors.
(a)
Assignment. The Company’s rights and obligations under this Agreement may not be assigned to any entity other than an Affiliate without the Employee’s consent. The Employee’s duties, responsibilities, authorities, compensation, and benefits are personal to the Employee and may not be assigned to any person or entity without written consent from the Company other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s legal representatives.
(b)
Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
(c)
Assumption. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
10.
Dispute Resolution and Guarantees of Payment.
(a)
Mandatory Arbitration. Subject to Section 10(b), any Employment Matter shall be finally settled by arbitration in Oklahoma City, Oklahoma administered by the AAA under its Employment Arbitration Rules then in effect; provided, however, that the AAA’s Employment Arbitration Rules shall be modified as follows: (i) each arbitrator shall agree to treat as confidential evidence and other information presented, and (ii) there shall be no authority to award punitive damages or liquidated or indirect damages unless such damages could be awarded by a court of competent jurisdiction. The decision of the arbitrator(s) shall be enforceable in any court of competent jurisdiction. Notwithstanding the above, the parties agree that the following disputes and claims are not covered by this Section 10 and, therefore, shall be resolved in any appropriate forum as required by the laws then in effect:
•
claims for workers’ compensation benefits, unemployment insurance, or state or federal disability insurance;
•
claims for benefits under a plan that is governed by Employee Retirement Income Security Act of 1974 (“ERISA”); and
•
any other dispute or claim that has been expressly excluded from arbitration by statute.

Nothing in this Agreement should be interpreted as restricting or prohibiting the Employee from filing a charge or complaint with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the Occupational Safety and Health Commission, or any other federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable federal, state or municipal law or regulation (except that the parties acknowledge that the Employee may not recover any monetary benefits in connection with any such claim, charge or proceeding). A federal, state, or local agency would also be entitled to investigate the charge in accordance with applicable law. However, any dispute or claim that is covered by this Section 10 but not resolved through the federal, state, or local agency proceedings must be submitted to arbitration in accordance with this Section 10.

(b)
Injunctions and Enforcement of Arbitration Awards. Either party may bring an action or special proceeding in a state or federal court of competent jurisdiction in Oklahoma City, Oklahoma to enforce any arbitration award under Section 10(a). The Company also may bring such an action or proceeding, in addition to its rights under Section 10(a) and whether or not an arbitration proceeding has been or is ever initiated, to temporarily, preliminarily, or permanently enforce Sections 8 or 11. The Employee agrees that (i) violating Sections 8 or 11 would damage the Company in ways that cannot be measured or repaired, (ii) the Company shall be entitled to an injunction, restraining order, or other equitable relief restraining any actual or threatened violation of Sections 8 or 11, (iii) the Company shall not be required to post a bond or prove actual damages when seeking such an injunction, restraining order, or other equitable relief, and (iv) remedies at law for such violations would be inadequate.
(c)
Waiver of Jury Trial. To the extent permitted by law, the parties waive any and all rights to a jury trial with respect to any Employment Matter.
(d)
Attorney Fees.
(i)
If (A) a claim for arbitration or a lawsuit in connection with an Employment Matter (an “Employment Matter Claim”) is filed by either of the parties, and (B) the Employee is ultimately successful in respect of one or more material claims or defenses brought, raised or pursued in connection with such Employment Matter Claim, then the Company shall reimburse the Employee for all legal fees and expenses reasonably incurred in connection with such Employment Matter Claim, provided that such legal fees are reasonable and are calculated on an hourly rather than a contingency fee basis, as well as all costs and expenses reasonably incurred in connection with pursuing or defending any such Employment Matter Claim. Except as provided in Section 10(d)(ii) below, the Company shall make such reimbursement to the Employee as soon as practicable following final resolution of the Employment Matter Claim, but no later than December 31 of the year immediately following the year of such resolution, provided that the Company receives appropriate documentation of such attorneys’ fees, costs, and expenses, which shall be provided by the Employee no later than the later of (x) December 31 of the year in which resolution occurs, or (y) sixty (60) days following the resolution of the Employment Matter Claim.
(ii)
If an Employment Matter Claim is filed by either of the parties during the CIC Period, or an Employment Matter Claim has been filed prior to a Change in Control but has not been resolved as of the effective date of a Change in Control, then the Employee may submit his or her request for reimbursement of attorneys’ fees, costs and expenses on a monthly basis during the pendency of such Employment Matter Claim. Within sixty (60) days following the Company’s receipt of each such monthly request and appropriate documentation supporting such request for reimbursement of attorneys’ fees, costs and expenses, the Company shall reimburse the Employee (or pay directly to the Employee’s attorney) the Employee’s attorneys’ fees, costs and expenses that the Company is obligated, pursuant to Section 10(d)(i) above, to reimburse with respect to such Employment Matter Claim. In the event the Employee ultimately fails to be successful with respect to at least one of the Employee’s material claims or defenses brought, raised or pursued in connection with such contest or dispute, the Employee shall repay the Company the amount of any such reimbursement received in connection with such dispute in accordance with this Section 10(d) (without interest) as soon as practicable following the final resolution of such matter.
(iii)
Secondary Liability for Payment. If any Affiliate is not otherwise obligated to provide benefits to the Employee by this Agreement, then the Company shall take, and cause each such Affiliate (the “Guarantors”) to take, such actions as are necessary to cause the Guarantors to jointly and severally guarantee the payment of benefits otherwise due to the Employee under this Agreement if the Company fails to pay such benefit within thirty (30) days of the due date for such payment; provided, however, that no entity organized under the laws of any jurisdiction outside the United States shall have an obligation to enter into such guarantee. Each of the Guarantors shall be subrogated to the Employee’s rights under this Agreement to the extent of any payments by each such Guarantor to or on account of the Employee under this Section 10(d).
(e)
Time to File Claims. Any demand for arbitration by either the Employee or the Company shall be filed within the statute of limitation that is applicable to the claim(s) upon which arbitration is sought or required. Any failure to demand arbitration within this time frame and according to these rules shall constitute a waiver of all rights to raise any claims in any forum arising out of any dispute that was subject to arbitration.
(f)
Class, Collective or Representative Action Waiver. To the maximum extent permitted by law, no claims may be brought or maintained on a class, collective or representative basis either in Court or in arbitration, notwithstanding the rules of the arbitral body. To the maximum extent permitted by law, the Parties expressly waive any right with respect to any covered claims to submit, initiate, or participate as a plaintiff, claimant or member in a class action or collective action, regardless of whether the action is filed in arbitration or in court.

Any issue concerning the validity of this class action, collective or representative action waiver, and whether an action may proceed as a class, collective or representative action must be decided by a Court and an arbitrator shall not have authority to consider the issue of the validity of this waiver or whether the action may proceed as a class, collective or representative action. If for any reason this class, collective or representative action waiver is found to be unenforceable, the class, collective or representative claim may only be heard in court and may not be arbitrated. No arbitration award or decision will have any preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration.

11.
Non-Disparagement. Except as provided in Section 8(b) above, the Employee shall not make any negative or disparaging comments regarding the Company or its Representatives or its or their respective performance, operations, or business practices, or otherwise take any action that could reasonably be expected to adversely affect the Company or such Representatives or their personal or professional reputations. The Employee may truthfully respond to inquiries by the Regulators, government agencies or to inquiries by any person through a subpoena or other valid judicial process without violating this Section 11, provided that the Employee delivers written notice of such required disclosure to the Company promptly before making such disclosure, unless such notice to the Company is prohibited by applicable law, court order, subpoena, process, or governmental decree or such inquiries arise pursuant to Section 8(b) above.
12.
Indemnification and Insurance.
(a)
Indemnity. The Company shall, to the maximum extent permitted by law, defend, indemnify, and hold harmless the Employee and the Employee’s heirs, estate, executors, and administrators against any costs, losses, claims, suits, proceedings, damages, or liabilities to which they may become subject to arising from, based on, or relating to the Employee’s employment by the Company (and any predecessor of the Company), or the Employee’s service as an officer or member of the board of directors (or any similar governing body) of the Company (or any predecessor of the Company) or any Affiliate, including without limitation reimbursement for any legal or other expenses reasonably incurred by the Employee in connection with investigation and defending against any such costs, losses, claims, suits, proceedings, damages, or liabilities.
(b)
Insurance. The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Employee shall be covered under such insurance to the same extent as other similarly situated employees of the Company; provided, however, that the Company shall not be required to maintain such insurance coverage if the Board determines that it is unavailable at reasonable cost, provided that the Employee is given written notice of any such determination promptly after it is made.
(c)
Indemnity Payment. If the value of any benefits or payment provided under Section 12(a) is subject to income taxes, then the Company shall make an additional payment (an "Indemnity Payment") to the Employee, by December 31 of the year next following the Employee's taxable year in which the income taxes were incurred, in an amount equal to 75% of the federal, state, and local income taxes imposed upon such benefits or payment. All determinations to be made under this Section 12(c) (including whether and when an Indemnity Payment is required) shall be (i) made within thirty (30) days of receipt by the Company of the Employee's request for the Indemnity Payment, (ii) made by a nationally recognized certified public accounting firm designated by the Company, and (iii) binding upon the Company and the Employee. All of the fees and expenses of the accounting firm in performing such determinations shall be borne solely by the Company.
13.
Employee to Provide Assistance with Claims. During his or her employment with the Company and following the termination of such employment, regardless of the reason for such termination, the Employee shall assist the Company in defending any claims that may be made against the Company, and shall assist the Company in prosecuting any claims that may be made by the Company, to the extent that such claims may relate to the Employee’s services for the Company. The Employee shall promptly inform the Company if he or she learns of any lawsuits involving such claims that may be filed against the Company. The Company shall reimburse the Employee for all reasonable out-of-pocket expenses associated with such assistance, including travel expenses, incurred and accounted for in accordance with its standard policies and procedures for expense reimbursements and deductibles under Section 162(m) of the Code. For periods after the Termination Date, the Company shall provide reasonable compensation to the Employee for such assistance at a rate to be determined by the Company in its discretion. Except as provided in Section 8(b), the Employee shall promptly inform the Company if asked to assist in any investigation of the Company that may relate to the Employee’s services for the Company, regardless of whether a lawsuit has then been filed against the Company with respect to such investigation. For purposes of this Section 13, the term “Company” shall include the Company and its Affiliates.
14.
Entire Agreement. Except as provided in Section 8(e), this Agreement constitutes the entire agreement among the parties with respect to its subject matters and supersedes any and all prior or contemporaneous oral and written agreements and understandings with respect to such subject matters, including without limit all prior agreements relating to employment, severance, or change in control; provided, however, that this Agreement shall not adversely affect the Employee’s rights under the terms of any option on stock of the Company or any other award based on the stock of the Company.
15.
Miscellaneous.
(a)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without reference to its conflict-of-laws principles.

(b)
Captions. The captions of this Agreement are not part of this Agreement and shall have no force or effect.
(c)
Amendment. This Agreement may not be amended or modified except by a written agreement executed by the parties or their respective successors and legal representatives.
(d)
Notices. All notices and other communications under this Agreement shall be in writing and sent to the other party by either hand delivery, pre-paid overnight carrier, or registered or certified U.S. mail (return receipt requested) postage prepaid, addressed as follows:

If to the Employee:

[Employee Name]

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102-5015

If to the Company:

Devon Energy Corporation

C/O Executive Vice President Human Resources

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102-5015

With a copy to:

Devon Energy Corporation

C/O Executive Vice President & General Counsel 333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102-5015

or to such other address as either party shall have furnished to the other in writing. Such notice shall be deemed given (i) in the case of hand delivery, the day of delivery; (ii) in the case of overnight delivery, the next business day or the day designated for delivery; and (iii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; provided, however, that in no event shall any such notices be deemed to be given later than the date they are actually received.

(e)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted (but only to the extent such provision cannot be appropriately reformed or modified). If any such provision may be made enforceable by limitation, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.
(f)
Withholdings. The Company may withhold from any amounts payable under this Agreement all amounts authorized by the Employee or required to be withheld under any applicable federal, state, local, or foreign law or regulation.

(g)
Waiver. The waiver by either party of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same term or provision by either party or of the breach of any other term or provision of this Agreement.
(h)
Representations and Warranties. The Employee represents and warrants that (i) he or she is not, and shall not become, a party to any agreement, contract, arrangement, or understanding, whether of employment or otherwise, that would in any way restrict or prohibit him or her from undertaking or performing the duties required by his or her employment with the Company or that would in any way restrict or prohibit his or her ability to be employed by the Company; (ii) his or her employment by the Company does not and shall not violate the terms of any policy of, or any agreement with, any prior employer regarding confidentiality or competition; and (iii) his or her position with the Company shall not require him or her to improperly use any trade secrets or confidential information of any prior employer or any other person or entity for whom he or she has performed services.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Exhibit 10.34

IN WITNESS WHEREOF, the Company and the Employee have executed this Severance Agreement as of the Effective Date.

[Employee Name]

Devon Energy Corporation

By: [Name]
Its: [Title]

Exhibit A

Definitions

Definitions. The following terms, when used throughout this Agreement, shall have the following meanings:

1.
“AAA” means the American Arbitration Association.
2.
“Accounting Firm” has the meaning ascribed to such term in Section 7(b).
3.
“Accrued Obligations” has the meaning ascribed to such term in Section 4(a).
4.
“Act” means the Securities Exchange of Act of 1934, as amended from time to time.
5.
“Affiliate” means, with respect to the Company, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company; provided, however, that a natural person shall not be considered an Affiliate.
6.
“Agreement” has the meaning set forth in the preamble.
7.
“Agreement Payments” has the meaning set forth in Section 7(a).
8.
“Annual Base Salary” means the annual base salary of the Employee as in effect from time to time.
9.
“Annual Bonus” means, with respect to any given year, the annual bonus payable to the Employee with respect to that year, as determined by the Compensation Committee in its discretion.
10.
“Board” means, at any given time, the Company’s Board of Directors at that time.
11.
“Cause”:
(a)
other than during the CIC Period, Cause means any of the following:
i.
the material failure by the Employee to adequately perform the Employee’s duties or exhibit leadership skills for the Company or an Affiliate to the reasonable satisfaction of the Supervisor, the CEO, or the Board (other than due to physical or mental incapacity) within thirty (30) days after receiving a written demand for performance from the Supervisor, the CEO, or the Board;
ii.
any material violation of the insider trading policies, employment policies, or the Code of Conduct of the Company or an Affiliate;
iii.
the willful engaging by the Employee in illegal or dishonest conduct or gross misconduct that is materially and demonstrably injurious to the Company or an Affiliate; or
iv.
the conviction of the Employee of a felony or any crime of moral turpitude, a guilty or nolo contendere plea by the Employee with respect to a felony or any crime of moral turpitude, or the deferred adjudication or unadjudicated probation of the Employee with respect to a felony or any crime of moral turpitude;

provided, however, that (x) an act or omission by the Employee shall be considered “willful” only if it was not in good faith and was without reasonable belief that it was in the Company’s best interests, and (y) any act or omission by the Employee based upon authority granted by resolution duly adopted by the Board, the instructions of the Supervisor, or the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the Company’s best interests.

(b)
during the CIC Period, Cause means any of the following:
i.
the willful failure by the Employee to substantially perform the Employee’s duties for the Company or an Affiliate (other than due to physical or mental incapacity) within thirty (30) days after receiving a written demand for substantial performance from the Supervisor, the CEO, or the Board;
ii.
the willful engaging by the Employee in illegal or dishonest conduct or gross misconduct that is materially and demonstrably injurious to the Company or an Affiliate; or
iii.
the conviction of the Employee of a felony or any crime of moral turpitude, a guilty or nolo contendere plea by the Employee with respect to a felony or any crime of moral turpitude, or the deferred adjudication or unadjudicated probation of the Employee with respect to a felony or any crime of moral turpitude;

provided, however, that (x) an act or omission by the Employee shall be considered “willful” only if it was not in good faith and was without reasonable belief that it was in the Company’s best interests, and (y) any act or omission by the Employee based upon authority granted by resolution duly adopted by the Board, the instructions of the Supervisor, or the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the Company’s best interests.

12.
“CEO” means, at any given time, the Chief Executive Officer of the Company at that time.
13.
“Change in Control” means the occurrence of any one of the following events:
(a)
The Incumbent Directors cease for any reason to constitute at least a majority of the Board;
(b)
any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of Company securities representing 30% or more of either (x) the Company’s outstanding shares of common stock or (y) the combined voting power of the Company’s then outstanding securities eligible to vote in the election of directors (each, “Company Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions or transactions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction;

(c)
the consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an Affiliate (a “Sale”), unless:
i.
the holders of the Company’s shares of common stock either receive in such Reorganization or Sale, or hold immediately following the consummation of the Reorganization or Sale, more than 50% of each of the outstanding common stock and the total voting power of securities eligible to vote in the election of directors of (x) the corporation resulting from such Reorganization or the corporation that has acquired all or substantially all of the assets of the Company in connection with a Sale (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”),
ii.
no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes, as a result of the Reorganization or Sale, the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock or the total voting power of the outstanding voting securities eligible to vote in the election of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and
iii.
at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale;

(any Reorganization or Sale that satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d)
the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of Company Securities due to the Company’s acquisition of Company Securities that reduces the number of Company Securities outstanding; provided, however, if, following such acquisition by the Company, such person becomes the beneficial owner of additional Company Securities that increases the percentage of outstanding Company Securities beneficially owned by such person, a Change in Control shall then occur. In addition, if a Change in Control occurs pursuant to paragraph 12(b) above, then no additional Change in Control shall be deemed to occur pursuant to paragraph 12(b) by reason of subsequent changes in holdings by such person (except if the holdings by such person are reduced below 30% and thereafter increase to 30% or above).

Notwithstanding anything herein to the contrary, for the avoidance of doubt, when two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of Company securities, such partnership, syndicate or group shall be deemed a “person” for purposes of this definition.

14.
“CIC Period” means the two-year period following a Change in Control.
15.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended from time to time.
16.
“Code” means Internal Revenue Code of 1986, as amended from time to time.
17.
“Company” means the Devon Energy Corporation, as set forth in the preamble to this Agreement, and any successor to or assignee of its business and/or assets that assumes and agrees to perform this Agreement by operation of law or otherwise.
18.
“Compensation Committee” means, at any given time, the Compensation Committee of the Board at that time.
19.
“Confidential Information” means non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and its Affiliates that was acquired by or disclosed to the Employee during his or her employment with the Company and following the Termination Date.
20.
“Disabled” means, with respect to the Employee, that (a) he or she has received disability payments under the Company’s long-term disability plan for a period of three (3) months or more, or (b) based upon the written report (prepared after a complete physical examination of the Employee) of a mutually agreeable qualified physician designated by the Company and the Employee or his or her representative, the Compensation Committee determines, in accordance with Section 409A, that the Employee has become physically or mentally incapable of performing his or her essential job functions with or without reasonable accommodation or job protection as required by law for a continuous period expected to last for a continuous period of not less than twelve (12) months.
21.
“Effective Date” has the meaning set forth in the preamble to this Agreement.
22.
“Employee” has the meaning set forth in the preamble to this Agreement.
23.
“Employment Matter” means any dispute, controversy, or claim between the parties arising out of, relating to, or concerning this Agreement, the Employee’s employment with the Company, or the termination of that employment.
24.
“Employment Matter Claim” has the meaning ascribed to such term in Section 10(d)(i).
25.
“Excise Tax” has the meaning ascribed to such term in Section 7(a).
26.
“Good Reason” means any of the following events, unless the Employee has consented in writing to such events:

(a)
other than during the CIC Period, Good Reason means any of the following events, unless the Employee has consented in writing to such events:
i.
any reduction in Employee’s combined annualized Base Salary and target Annual Bonus by more than 15%;
ii.
any relocation of the Employee’s principal office to a location more than fifty (50) miles from the Employee’s principal office prior to such relocation;
iii.
any failure by the Company to comply with and satisfy Section 9(c); or
iv.
any material failure by the Company to comply with any provision of this Agreement, other than an isolated, insubstantial, or inadvertent failure not occurring in bad faith and which and which the Company remedies promptly after receipt of notice from the Employee.
(b)
during the CIC Period, Good Reason means any of the following events, unless the Employee has consented in writing to such events:
i.
the assignment of any duties materially inconsistent with the Employee’s position (including status, offices, and titles), authority, duties, or responsibilities under this Agreement, other than an isolated, insubstantial, or inadvertent action not taken in bad faith and which the Company remedies promptly after receipt of notice from the Employee; provided, however, that Good Reason shall not exist under this Agreement solely because of a change in the Employee’s reporting relationship;
ii.
any reduction in annualized Base Salary or material failure to provide incentive compensation opportunities or benefits to the Employee that are comparable to the incentive compensation opportunities and benefits provided to similarly situated Company employees;
iii.
any material failure by the Company to comply with any provision of this Agreement, other than an isolated, insubstantial, or inadvertent failure not occurring in bad faith and which the Company remedies promptly after receipt of notice from the Employee;
iv.
any failure by the Company to comply with and satisfy Section 9(c); or
v.
any relocation of the Employee’s principal office to a location more than fifty (50) miles from the Employee’s principal office prior to such relocation.
27.
“Good Reason Notice” has the meaning ascribed to such term in Section 3(d).
28.
“Gross-Up Payment” has the meaning ascribed to such term in Section 7(a).
29.
“Guarantors” has the meaning ascribed to such term in Section 10(e).
30.
“Incumbent Directors” means the members of the Board on the Effective Date; provided, however, that (x) any person becoming a director and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed an Incumbent Director, and (y) no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any person (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board, including by reason of any agreement intended to avoid or settle any such election contest or solicitation of proxies or consents, shall be deemed an Incumbent Director.
31.
“Non-Solicitation Obligation” has the meaning ascribed to such term in Section 8(f).
32.
“Notice of Termination” means a written notice that (i) indicates the specific termination provision of Section 3 that is being relied upon, (ii) to the extent applicable, reasonably describes the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and (iii) specifies the Termination Date; provided, however, that the failure to describe in the Notice of Termination any fact or circumstance constituting Good Reason or Cause shall not waive any right of either party under this Agreement or preclude either party from asserting such fact or circumstance in enforcing rights under this Agreement.
33.
“Payment” has the meaning ascribed to such term in Section 7(a).
34.
A “person” shall have the meaning ascribed by Section 3(a)(9) of the Act and shall also mean a natural person, company, government (and any political subdivision, agency, or instrumentality of a government), corporation, partnership, limited liability company, trust, unincorporated organization, or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing Company Securities, such partnership, limited partnership, syndicate, or other group shall be deemed a “person” for purposes of this Agreement.
35.
“Prorated Annual Bonus” means a prorated amount of an Annual Bonus payable under Sections 4(b)(i)(B) or 4(c). If the Employee’s employment began in a calendar year before the calendar year in which the Termination Date occurs, the Prorated Annual Bonus shall be calculated based on the prior year’s Annual Bonus (if any) times the number of days worked in the year in which the Termination Date occurs divided by three hundred sixty five (365). If the Employee’s employment began in the calendar year in which the Termination Date occurs, then the Prorated Annual Bonus shall be determined by the Compensation Committee in its discretion.
36.
“Representatives” means, with respect to the Company, its Affiliates and any of their respective past or present officers, directors, stockholders, partners, members, managers, agents, and employees.
37.
“Retiree Medical Benefit Plan” means any retiree medical benefit plan applicable to the Employee or that would be applicable to the Employee if his or her employment then terminated and he or she satisfied the applicable age and service requirements.
38.
“Section 409A” has the meaning ascribed to such term in Section 4(e).
39.
“Separation from Service” has the meaning ascribed to such term in Section 4(e).

40.
“Supervisor” means, with respect to the Employee, the person to whom the Employee reports, as determined by the CEO or the CEO’s designee from time to time.
41.
“Termination Date” means the Employee’s last day of employment by the Company or an Affiliate (including any successor to the Company or such Affiliate as determined in accordance with Section 9).

EXHIBIT B

EXAMPLE GENERAL RELEASE

Devon Energy Corporation (the “Company”) is an equal opportunity employer. Various laws prohibit employment discrimination based on sex, race, color, national origin, religion, age, disability, eligibility for covered employee benefits, veteran status, and other legally protected characteristics. You may also have rights under other federal, state, and/or municipal statutes, orders, or regulations pertaining to labor, employment, and/or employee benefits. These laws are enforced through the United States Department of Labor (“DOL”), the Equal Employment Opportunity Commission (“EEOC”), and various other federal, state, and municipal labor departments, fair employment boards, human rights commissions, similar agencies, and courts.

This General Release is being provided to you in connection with the Severance Agreement previously entered between you and the Company (the “Severance Agreement”).

If you are over 40, you acknowledge and agree that (1) you are waiving and releasing any age claims or rights you may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), (2) you are entering into this ADEA waiver knowingly and voluntarily, (3) the ADEA waiver does not apply to any rights or claims that may arise under the ADEA after the date you execute this Agreement, (4)) the consideration you are receiving for the release of the ADEA claims is in addition to anything of value to which you are already entitled.

Please be advised that:

•
You have forty-five (45) days from the date you receive this General Release, if you want it, to consider whether you wish to sign this General Release and receive the payments and benefits (the “Severance Benefits”) available under the Severance Agreement for doing so. You have until the close of business forty-five (45) days from the date you receive this General Release to make your decision. You may not, however, sign this General Release until, at the earliest, the first date following your last effective date of employment.
•
BEFORE SIGNING THIS GENERAL RELEASE, YOU SHOULD REVIEW IT CAREFULLY. YOU HAVE THE RIGHT TO, AND THE COMPANY HEREBY ADVISES YOU TO, CONSULT WITH AN ATTORNEY OF YOUR CHOICE.
•
You may revoke this General Release within seven (7) days after you sign it and it shall not become effective or enforceable until that revocation period has expired. If you do not timely sign and return this General Release, or if you exercise your right to revoke the General Release after signing it, then you will not be eligible to receive the Severance Benefits. Any revocation must be in writing and must be received by the Company within the seven-day period following your execution of this General Release.

In consideration of the Severance Benefits offered to me by the Company under the Severance Agreement, I hereby (i) release and discharge the Company and its predecessors, successors, affiliates, parent, subsidiaries, and partners and each of those entities’ current and former employees, officers, directors, members, managers, and agents (together, the “Released Parties”) from all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, that I may have or claim to have against them, including without limit any claims that result from or arise out of my past employment with the Company, the severance of that relationship and/or otherwise, or any contract or agreement with or

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relating to the Released Parties, and (ii) waive any and all rights I may have with respect to and promise not to file a lawsuit to assert any such claims.

This General Release includes, but is not limited to, and all claims, demands, causes of actions, obligations, charges, damages, liabilities, attorneys’ fees and costs relating to, arising out of, or based upon claims of harassment, discrimination, and/or retaliation in violation of local, state or federal law; all claims of violation of public policy; all claims for wrongful and/or constructive termination of employment; all claims based on tort, including claims for negligence, assault, battery, and sexual battery; all claims for breach of contract, whether written or oral, express or implied, and any covenant of good faith and fair dealing; all claims for unlawful or unfair business practices; all claims for emotional distress; claims for unpaid or withheld wages, overtime, severance, benefits, bonus, commissions, reimbursement, on call pay, premiums, penalties, and/or compensation of any kind; and all claims which were or could have been asserted by Employee; and all claims generally relating to Employee’s employment with the Company or the cessation thereof, including any alleged violation of any federal, state or other governmental statute, regulation or ordinance, including without limitation: The Civil Rights Acts of 1866, 1964, and 1991, as amended; 42 U.S.C. § 1981; the Lilly Ledbetter Fair Pay Act; the Genetic Information Nondiscrimination Act; Section 503 of the Rehabilitation Act of 1973; the Fair Labor Standards Act; the Equal Pay Act; the United States Constitution; the Employment Retirement Security Act, as amended; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Americans with Disabilities Act; the Family Medical Leave Act; the National Labor Relations Act; the Consolidated Omnibus Budget Reconciliation Act of 1985; the Immigration Reform and Control Act; the Occupational Safety and Health Act; the Worker Adjustment and Retraining Notification Act; and any other federal, state and local law, regulation or common law.

This general release also includes, without limitation, any and all claims under existing or hereinafter enacted Oklahoma state, county, city, or local statutes, ordinances, or regulations, or under the Oklahoma constitution or Oklahoma common law, including but not limited to the Oklahoma Anti-discrimination Act; the Oklahoma Equal Pay Act; the Oklahoma Genetic Nondiscrimination In Employment Act; the Oklahoma Discriminatory Wages Law; the Oklahoma Law Governing Wages and Working Conditions; the Oklahoma Minimum Wage Act; and the Standards for Workplace Drug and Alcohol Testing Act; the Oklahoma Freedom of Conscience Act; Oklahoma’s non-retaliation provisions regarding workers’ compensation, wage complaint, and Medicaid fraud complaints or proceedings; and all claims arising out of and/or related to the Company, including any and all matters concerning Employee’s employment with and termination from the Company. This General Release also applies without limitation to any claims or rights I may have growing out of any legal or equitable restrictions on the rights of the Released Parties not to continue an employment relationship with their employees, including any express or implied employment or other contracts, and to any claims I may have against the Released Parties for fraudulent inducement or misrepresentation, defamation, wrongful termination, or other torts or retaliation claims in connection with workers’ compensation, any legally protected activity, or alleged whistleblower status (to the fullest extent those claims may be released under applicable law), or on any other basis whatsoever.

It is specifically agreed, however, that this General Release does not have any effect on any rights or claims I may have against the Company that arise after the date I execute this General Release, or on any vested rights I may have under any of the Company’s qualified benefit plans or arrangements as of or after my last day of employment with the Company, or on any of the Company’s obligations under the Severance Agreement.

REPORTS TO GOVERNMENT ENTITIES

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I understand that nothing in this Agreement, including the General Release clause, restricts or prohibits me from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the "Regulators"), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, I am waiving my right to receive any individual monetary relief from the Company or any others covered by the General Release clause resulting from such claims or conduct, regardless of whether I or another party has filed them, and in the event I obtain such monetary relief the Company will be entitled to an offset for the payments made pursuant to the Severance Agreement and this General Release. Notwithstanding the foregoing, I shall be permitted to receive such monetary relief to the extent such receipt is protected under the whistleblower protections of Rule 21-F(a) of the Securities Exchange Act of 1934 and/or the rules of any other federal or state agencies relating to whistleblower protections. The Severance Agreement and this General Release do not limit my right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. I understand that I do not need the prior authorization of the Company to engage in conduct protected by this paragraph, and that I do not need to notify the Company that I have engaged in such conduct.

I agree that this General Release represents notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

MISCELLANEOUS

By signing this General Release, I shall, and hereby do, resign from any offices, directorships, memberships, appointments and other positions I may hold with or on behalf of the Company and any Company affiliate, whether corporate, board, or otherwise. Unless otherwise provided by the Company, I agree that the effective date of my resignation is the date my employment with the Company terminated.

I agree that (i) none of the Released Parties shall have any obligation to employ or to hire or rehire me, to consider me for hire, or to deal with me in any respect with regard to potential future employment; (ii) I shall not ever apply for or otherwise seek employment with any of the Released Parties at any time in the future; and (iii) my forbearance to seek future employment as just stated shall be construed as being purely contractual and in no way involuntary, discriminatory, or retaliatory.

I agree that this General Release and the Severance Agreement are confidential, and I agree not to disclose any information regarding the terms of this General Release or the Severance Agreement, except to my immediate family, any tax, legal or other counsel I have consulted regarding the meaning or effect hereof, as required by law, or as provided in the Reports to Government Entities section, and I will instruct each of the foregoing not to disclose the same to anyone.

I understand and agree that nothing in this General Release or the payment of Severance Benefits is an admission of liability or violation of any applicable law, or contract provisions or any rule or regulation, and

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as to which the Released Parties expressly deny liability or violation. The General Release shall not be admissible in any proceeding except an action to enforce its terms.

I have carefully reviewed and fully understand all the provisions of the Severance Agreement and General Release, including the foregoing Notice. I have not relied on any representation or statement, oral or written, relating to the Severance Agreement or this General Release by the Released Parties that are not set forth in those documents.

The Severance Agreement and this General Release, including the foregoing Notice, set forth the entire agreement between me and the Company with respect to payments and benefits payable to me due to the termination of my employment with the Company, and supersede all prior agreements and understandings, written and oral, between the parties with respect to such subject matters. I understand that my receipt and retention of the Severance Benefits are contingent not only on my execution and non-revocation of this General Release, but also on my continued compliance with my other obligations under the Severance Agreement. I acknowledge that the Company has given me at least forty-five (45) days from the date I received this General Release to consider whether I wish to accept or reject the Severance Benefits I am otherwise eligible to receive under the Severance Agreement in exchange for signing and not revoking this General Release. I further acknowledge and understand that I shall have the right, within seven (7) days of signing this General Release, to revoke this General Release. I hereby represent and state that I fully understand the effects and consequences of the Severance Agreement and the General Release prior to signing those documents.

This General Release and the Company’s obligation to provide the Severance Benefits under the Severance Agreement shall be interpreted and construed to comply with Section 409A of the Internal Revenue Code (the “Code”). The parties agree to cooperate and work together in good faith to take all actions reasonably necessary to effectuate the intent of this paragraph. Notwithstanding the preceding sentence, I understand and acknowledge that I shall be solely responsible for any risk that the tax treatment of all or part of the Severance Benefits may be affected by Section 409A of the Code and impose significant adverse tax consequences on me, including accelerated taxation, a 20% additional tax, and interest. Because of the potential tax consequences, I understand that I have the right, and am encouraged by this paragraph, to consult with a tax advisor of my choice before signing this General Release.

This General Release shall be governed by the laws of the State of Oklahoma, without regard to any conflict-of-laws principles, and shall not be modified unless in a writing signed by both of the parties.

Dated this day of _______________, 202__ ______________________________

(Must be a Date Following Termination Date)

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